Exhibit 99.1

Spirit Airlines Proceeds With Standalone Recapitalization; Rejects Most Recent Proposal from Frontier

DANIA BEACH, Fla., Feb. 11, 2025 -- Spirit Airlines, Inc. ("Spirit" or the "Company") today provided an update on its restructuring process regarding a new proposal (the “New Proposal”) for an alternative restructuring plan submitted by Frontier Group Holdings, Inc. ("Frontier"), the parent company of Frontier Airlines, Inc.

On Feb. 4, 2025, Frontier submitted the New Proposal to Spirit. Under the terms of the New Proposal, which was subject to various conditions, Spirit’s stakeholders would receive $400 million principal amount of second-lien debt issued by Frontier and 19.0% of Frontier’s common equity following the proposed combination. The New Proposal would not require the Company to complete its previously announced $350 million equity rights offering, and required a waiver of the Bankruptcy Court-approved $35 million termination fee that would otherwise be owed under the Backstop Commitment Agreement, dated Nov. 18, 2024, by and among the Company and the other stakeholders party thereto (the “Backstop Commitment Agreement”). Notably, the New Proposal did not address certain material risks and issues previously identified by the Company, including that the New Proposal would deliver less in value to the Company’s stakeholders than contemplated by the Company’s existing plan of reorganization, is uncertain as to timing and completion, would result in extended and materially more costly and uncertain chapter 11 proceedings, and has uncertainties with regard to needed regulatory and court approvals. The Company’s management and Board of Directors, consistent with their fiduciary duties, carefully reviewed the New Proposal in consultation with the Company’s external legal and financial advisors.

On Feb. 4, 2025, as required by the Restructuring Support Agreement dated Nov. 18, 2024, by and among the Company, certain of its subsidiaries and the Consenting Stakeholders (as defined therein), the Company shared the New Proposal with the advisors for certain holders of the Company’s (i) 8.00% Senior Secured Notes due 2025 (the holders, the “Senior Secured Noteholders”) and (ii) 4.75% Convertible Senior Notes due 2025 (the holders, the “2025 Convertible Noteholders”) and 1.00% Convertible Senior Notes due 2026 (the holders, together with the 2025 Convertible Noteholders, the “Convertible Noteholders”).

On Feb. 6, 2025, the Company entered into confidentiality agreements (collectively, the “NDAs”) with certain Senior Secured Noteholders and Convertible Noteholders (the “NDA Parties”). Pursuant to the NDAs, the Company shared Frontier’s New Proposal with the NDA Parties.

On Feb. 7, 2025, Spirit submitted a counterproposal to Frontier (the “Spirit Counterproposal”). The aggregate value of the debt ($600 million) and equity ($1.185 billion) to be provided to Spirit stakeholders under the Spirit Counterproposal was equal to the amount of value that Frontier claimed it was providing to Spirit stakeholders under Frontier’s New Proposal; the Spirit Counterproposal proposed market-based mechanisms to determine the amount of the equity in the combined company equity proposed for Spirit stakeholders. The Spirit Counterproposal would not require the Company to complete its previously announced equity rights offering but would require Frontier to pay the $35 million termination fee that would otherwise be owed under the Backstop Commitment Agreement.

On Feb. 10, 2025, Frontier rejected the Spirit Counterproposal in its entirety and reiterated the Feb. 4 New Proposal.

Spirit will continue swiftly to advance and conclude its restructuring process, which will significantly deleverage the Company and position it for long-term success. The hearing to consider confirmation of Spirit’s plan of reorganization is currently scheduled for Feb. 13, 2025 at 10am EST.  Approximately 99.99% of all voting creditors have voted to accept the plan, and all but two objections have already been resolved. The Company expects to complete the restructuring in the first quarter of 2025.

Certain communications and other materials exchanged between Spirit and Frontier and their advisors, related to the New Proposal and Spirit Counterproposal, can be found on Spirit’s Investor Relations website at https://ir.spirit.com/events-and-presentations.

Additional information about the Company's chapter 11 case, including access to Court filings and other documents related to the restructuring process, is available at https://dm.epiq11.com/SpiritGoForward or by calling Spirit's restructuring information line at (888) 863-4889 (U.S. toll free) or +1 (971) 447-0326 (international). Additional information is also available at www.SpiritGoForward.com.

Advisors

Davis Polk & Wardwell LLP is serving as the Company's restructuring counsel, Alvarez & Marsal is serving as restructuring advisor, and Perella Weinberg Partners LP is acting as investment banker.

Akin Gump Strauss Hauer & Feld LLP is acting as legal counsel and Evercore is acting as financial advisor to the ad hoc group of loyalty noteholders.

Paul Hastings LLP is acting as legal counsel and Ducera Partners LLC is acting as financial advisor to the convertible bondholders.

About Spirit Airlines

Spirit Airlines is a leading low-fare carrier committed to delivering the best value in the sky by offering an enhanced travel experience with flexible, affordable options. Spirit serves destinations throughout the United States, Latin America and the Caribbean with its Fit Fleet®, one of the youngest and most fuel-efficient fleets in the U.S. Spirit is committed to inspiring positive change in the communities it serves through the Spirit Charitable Foundation. Discover elevated travel options with exceptional value at spirit.com.

Investor Inquiries:
Spirit Investor Relations
investorrelations@spirit.com

Media Inquiries:
Spirit Media Relations
Media_Relations@spirit.com

FGS Global
Spirit@fgsglobal.com

Cautionary Statement Regarding Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors include, among others, the impact of the Company’s bankruptcy filings, the Company’s ability to refinance, extend or repay its near and intermediate term debt, the Company’s substantial level of indebtedness and interest rates, the potential impact of volatile and rising fuel prices and impairments, the Company’s ability to complete the equity rights offering, the restructuring process and other factors discussed in the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q filed with the SEC and other factors, as described in the Company’s filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as supplemented in the Company’s Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024. Furthermore, such forward-looking statements speak only as of the date of this press release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results.